                                                                    Exhibit 99.1

CONTACT:   Investor Relations
           404-715-6679

           Corporate Communications
           404-715-2554

             DELTA AIR LINES REPORTS RESULTS FOR MARCH 2006 QUARTER

ATLANTA, May 11, 2006 -- Delta Air Lines (Other OTC: DALRQ) today reported results for the quarter ended March 31, 2006. Key points include:

o DELTA'S FIRST QUARTER NET LOSS WAS $2.1 BILLION. EXCLUDING REORGANIZATION AND SPECIAL ITEMS, THE FIRST QUARTER NET LOSS WAS $356 MILLION. (1,2)

o IN APRIL, DELTA REACHED A TENTATIVE AGREEMENT WITH ITS PILOT UNION ON CONTRACTUAL CHANGES DESIGNED TO DELIVER $280 MILLION IN AVERAGE ANNUAL PILOT LABOR COST SAVINGS.

o AS OF MARCH 31, 2006, DELTA HAD $3.4 BILLION IN CASH AND CASH EQUIVALENTS, OF WHICH $2.4 BILLION WAS UNRESTRICTED.

         Delta reported a net loss of $2.1 billion in the first quarter of 2006, compared to a net loss of $1.1 billion in the first quarter of 2005. Excluding the reorganization and special items described below, the net loss was $356 million in the first quarter of 2006 compared to a net loss of $684 million in the first quarter of 2005.

         Delta expects to file its Monthly Operating Report for March 2006 with the U.S. Bankruptcy Court by May 15, 2006. In that report, the company will report a net loss of $1.6 billion for the month. Excluding reorganization and special items, the March 2006 net loss was $6 million.

         "While continued losses clearly are unacceptable, Delta's financial performance for the quarter was in line with expectations, especially in light of fast-rising fuel prices," said Gerald Grinstein, Delta's chief executive officer. "Despite these higher fuel costs, however, our company succeeded in reducing the first quarter operating loss by nearly fifty percent year-over-year -- evidence that Delta's plan is on-track. I am extremely grateful to Delta people for their participation and their commitment to the hard work still ahead as we build a strong, lean, competitive airline with a long-term future."

AGREEMENT WITH ALPA

         On April 14, 2006, Delta announced that it reached a tentative comprehensive agreement with the Air Line Pilots Association, its pilot union, on contractual changes designed to deliver $280 million in average annual pilot labor cost savings through a combination of changes to wages, benefits and work rules. The tentative agreement is subject to ratification by Delta's pilots. The results of the ratification vote are expected on May 31, 2006. In addition to pilot ratification, the agreement is subject to approval by the U.S. Bankruptcy Court.

FINANCIAL PERFORMANCE

         Excluding special items, first quarter operating revenues increased by $202 million or 5.5 percent, compared to the first quarter of 2005, despite an
8.6 percent decrease in capacity. Excluding special items, passenger unit revenues increased 15.2 percent compared to the March 2005 quarter and a 12.4 percent improvement in yields drove the increase in passenger unit revenues. The load factor for the first quarter was 76.2 percent, a 1.9 point increase as compared to the first quarter of 2005.



                                     -more-

         Excluding special items, operating expenses for the first quarter decreased 1.2 percent from the corresponding period in the prior year, despite a fuel expense increase of $266 million attributable to higher fuel prices.(3) Delta's average fuel price for the first quarter of 2006 was $1.86 per gallon, compared to $1.42 per gallon in the prior year quarter. Excluding fuel and special items, mainline unit costs decreased 1.0 percent.(4)

         The March 2006 quarter includes $1.7 billion in non-cash charges for reorganization and special items. Including those items, Delta's first quarter operating revenues increased by $13 million or 0.4 percent; passenger unit revenues increased 12.5 percent; yields increased 9.7 percent; operating expenses decreased 9.8 percent; and mainline unit costs decreased 5.8 percent, compared to the March 2005 quarter.

         "Our business plan initiatives to improve unit revenue performance, optimize our fleet, and reduce costs resulted in more than a half billion dollar impact to this quarter's financial results," said Edward H. Bastian, Delta's executive vice president and chief financial officer. "While we are encouraged by the results of our restructuring efforts, we still have a great deal of hard work ahead for Delta's turnaround to be successful."

LIQUIDITY

         At March 31, 2006, the company had $3.4 billion in cash and cash equivalents, of which $2.4 billion was unrestricted. Capital expenditures for the quarter were $92 million. At March 31, 2006, Delta was in compliance with all of the financial covenants in its post-petition financing arrangements.

         During the March 2006 quarter, Delta received approval from the lenders of its $1.9 billion debtor-in-possession (DIP) credit facility to amend and restate that facility. The revised credit facility reduced Delta's interest rate on the three term loans making up the facility, resulting in annual interest savings of more than $30 million. Delta also reduced the interest rate for its post-petition financing from American Express Travel Related Services Company, Inc.

         Also during the March 2006 quarter, Delta completed a letter of credit facility with Merrill Lynch that allows the company to utilize up to $300 million in cash that would normally be held in reserve by Delta's
Visa/MasterCard processor.




                                     -more-

REORGANIZATION AND SPECIAL ITEMS(5)

         In the first quarter of 2006, Delta recorded $1.7 billion in non-cash charges for reorganization items and accounting adjustments. These items are:

         o a $1.4 billion charge for reorganization items, primarily reflecting estimated pre-petition bankruptcy claims for the restructuring of financing arrangements for 124 mainline aircraft.

         o        a $310 million net charge for three accounting adjustments:

                  - A $112 million charge in landing fees and other rents, resulting from historical differences primarily associated with recording rent expense at Delta's JFK facility based on actual rent payments instead of on a straight-line basis over the lease term.

                  - A $108 million net charge related to the sale of mileage credits under the SkyMiles(R) frequent flyer program, which is comprised of an $83 million decrease in passenger revenues, a $106 million decrease in other, net operating revenues, and an $81 million decrease in other operating expenses.

                  - A $90 million charge in salaries and related costs to adjust an accrual for postemployment healthcare benefits.

         In the first quarter of 2005, Delta recorded $387 million in charges for special items, including (1) a $453 million charge related to employee initiatives under Delta's 2004 Transformation Plan, (2) a $68 million charge related to the company's defined benefit pension plan for pilots, and (3) a $10 million charge related to aircraft retirements. These charges were offset by a $144 million benefit from a reduction in Delta's required deferred income tax asset reserve.

OTHER MATTERS

         Included with this press release are Delta's Consolidated Statements of Operations for the three months ended March 31, 2006; a statistical summary for that period; selected balance sheet data as of March 31, 2006 and December 31, 2005; and a reconciliation of certain GAAP to non-GAAP financial measures. The Consolidated Statements of Operations show Delta's net loss as reported under GAAP, as well as Delta's net loss excluding reorganization and special items.

ABOUT DELTA

         Delta Air Lines is one of the world's fastest growing international carriers with more than 50 new international routes added or announced in the last year. Delta offers flights to 447 destinations in 96 countries on Delta, Delta Shuttle, the Delta Connection carriers and its worldwide partners. In summer 2006, Delta plans to offer customers more destinations and departures between the U.S., Europe, India and Israel than any global airline*, including service on 11 new transatlantic routes from its Atlanta and New York-JFK hubs. Delta also is a major carrier to Mexico, South and Central America and the Caribbean, with nearly 40 routes announced, added or applied to serve since Jan. 1, 2005. Delta's marketing alliances also allow customers to earn and redeem SkyMiles on more than 14,000 flights offered by SkyTeam and other partners. Delta is a founding member of SkyTeam, a global airline alliance that provides customers with extensive worldwide destinations, flights and services. Customers can check in for flights, print boarding passes and check flight status at delta.com.

* From the U.S., based on July 2006 OAG.





                                     -more-

ENDNOTES

--------------------
(1) Note 1 to the attached Consolidated Statements of Operations shows a reconciliation of Delta's net loss reported under accounting principles generally accepted in the United States (GAAP) to the net loss excluding reorganization and special items, as well as reconciliations of other financial measures including and excluding reorganization and special items. Delta excludes reorganization and special items because the exclusion of these items is helpful to investors to evaluate the company's recurring operational performance. The special items for the first quarter of 2006 relate to accounting adjustments, which are described in this press release.

(2) Reorganization items refers to revenues, expenses, gains or losses that are realized or incurred by us that are due to our reorganization under Chapter 11 of the U.S. Bankruptcy Code. In accordance with GAAP, these items are required to be separately classified in the Consolidated Statements of Operations.

(3) Includes the impact of fuel price increases reflected in both fuel expense and contract carrier arrangements in the Consolidated Statements of Operations.

(4) Delta presents mainline unit costs excluding fuel expense and special items because management believes (a) high fuel prices during the March 2006 quarter mask the progress the Company achieved toward its business plan targets and (b) the exclusion of the special items is helpful to investors to evaluate the Company's recurring operational performance.

(5) Delta believes that the three accounting adjustments recorded in the first quarter of 2006, considered individually and in the aggregate, are not material to its Consolidated Financial Statements for each of the three years in the period ended December 31, 2005 and will not be material to its Consolidated Financial Statements as of and for the year ended December 31, 2006. Additional detail on reorganization and special items recorded in the first quarter of 2006 will be available in Delta's Form 10-Q for the quarter ended March 31, 2006, to be filed with the Securities and Exchange Commission.

         Statements in this news release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the actions and decisions of our creditors and other third parties with interests in our Chapter 11 proceedings; our ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted from time to time; our ability to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings and to consummate all of the transactions contemplated by one or more such plans of reorganization or upon which consummation of such plans may be conditioned; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for us to propose and confirm one or more plans of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases; our ability to obtain and maintain normal terms with vendors and service providers; our ability to maintain contracts that are critical to our operations; our ability to maintain adequate liquidity to fund and execute our business plan during the Chapter 11 proceedings and in the context of a plan of reorganization and thereafter; our ability to comply with financial covenants in our financing agreements; labor issues, including our ability to reduce our pilot labor costs to the level called for by our business plan and possible strikes or job actions by unionized employees; our ability to implement our business plan successfully; the cost of aircraft fuel; pension plan funding obligations; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; restructurings by competitors; the effects of terrorist attacks; and competitive conditions in the airline industry.

         Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta's Securities and Exchange Commission filings, including its Form 10-K, filed on March 27, 2006.

         The risks and uncertainties and the terms of any reorganization plan ultimately confirmed can affect the value of our various pre-petition liabilities, common stock and/or other securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these liabilities or securities.

         We believe that our currently outstanding common stock will have no value and will be canceled under any plan of reorganization we propose, and that the value of our various pre-petition liabilities and other securities is highly speculative. Accordingly, we urge that caution be exercised with respect to existing and future investments in any of these liabilities and/or securities. Investors and other interested parties can obtain information about Delta's Chapter 11 filing on the Internet at delta.com/restructure. Court filings and claims information are available at deltadocket.com. Caution should be taken not to place undue reliance on Delta's forward-looking statements, which represent Delta's views only as of May 11, 2006, and which Delta has no current intention to update.

                                     -more-

                              DELTA AIR LINES, INC.
                         DEBTOR AND DEBTOR-IN POSSESSION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                     THREE MONTHS ENDED
                                                                          MARCH 31
                                                                 ---------------------------   PERCENT
(IN MILLIONS)                                                       2006            2005        CHANGE
                                                                 --------------------------------------
OPERATING REVENUES:
        Passenger:
             Mainline                                             $   2,572        $  2,649      -2.9%

             Regional affiliates                                        858             690      24.3%

        Cargo                                                           123             132      -6.8%

        Other, net                                                      166             235     -29.7%
                                                                 --------------------------------------
          Total operating revenues                                    3,719           3,706       0.4%

OPERATING EXPENSES:

        Salaries and related costs                                    1,166           1,411     -17.4%

        Aircraft fuel                                                   929             884       5.1%

        Depreciation and amortization                                   301             313      -3.8%

        Contracted services                                             261             272      -4.0%

        Contract carrier arrangements (a)                               609             204     198.5%

        Landing fees and other rents                                    292             215      35.8%

        Aircraft maintenance materials and outside repairs              196             177      10.7%

        Aircraft rent                                                    95             143     -33.6%

        Passenger commissions and other selling expenses                212             251     -15.5%

        Passenger service                                                71              84     -15.5%
        Restructuring, asset write downs, pension settlements,
        and related items, net                                            9             531     -98.3%

        Other                                                            63             178     -64.6%
                                                                 --------------------------------------
          Total operating expenses                                    4,204           4,663      -9.8%
                                                                 --------------------------------------
OPERATING LOSS                                                         (485)           (957)    -49.3%
                                                                 --------------------------------------
OTHER INCOME (EXPENSE):
        Interest expense (contractual interest expense equals
        $309 for three months ended March 31, 2006)                    (214)           (268)    -20.1%


        Interest income                                                  12              14     -14.3%

        Miscellaneous expense, net                                       --              (4)       NM
                                                                 --------------------------------------

          Total other expense, net                                     (202)           (258)    -21.7%

                                                                 --------------------------------------
LOSS BEFORE REORGANIZATION ITEMS, NET                                  (687)         (1,215)    -43.5%

REORGANIZATION ITEMS, NET                                            (1,403)             --        NM
                                                                 --------------------------------------
LOSS BEFORE INCOME TAXES                                             (2,090)         (1,215)     72.0%

INCOME TAX BENEFIT                                                       21             144     -85.4%
                                                                 --------------------------------------
NET LOSS                                                             (2,069)         (1,071)     93.2%

PREFERRED STOCK DIVIDENDS                                                (2)             (5)    -60.0%
                                                                 --------------------------------------
NET LOSS ATTRIBUTABLE TO COMMON
        SHAREOWNERS                                              $   (2,071)      $  (1,076)     92.5%
                                                                 ======================================
NET LOSS EXCLUDING REORGANIZATION AND SPECIAL ITEMS              $     (356)       $   (684)    -48.0%
                                                                 ======================================
OPERATING MARGIN                                                      -13.0%          -25.8%      12.8 pts
                                                                 ======================================


(a) Includes the expenses under our contract carrier agreements with Chautauqua Airlines, Inc. and Sky West Airlines, Inc. for all periods presented, and Atlantic Southeast Airlines, Inc., Freedom Airlines, Inc., and Shuttle America Corporation for the March 2006 quarter.

                              DELTA AIR LINES, INC.
                         DEBTOR AND DEBTOR-IN POSSESSION
                               STATISTICAL SUMMARY
                                   (UNAUDITED)

                                                                                   THREE MONTHS ENDED
                                                                                         MARCH 31
                                                                                ---------------------------         PERCENT
                                                                                  2006              2005             CHANGE
                                                                                ---------         ---------        ----------
CONSOLIDATED:

             Revenue Passenger Miles (millions) (a)                               26,384            28,176             -6.4%

             Available Seat Miles (millions) (a)                                  34,602            37,877             -8.6%

             Passenger Mile Yield (a)                                              13.00 cents       11.85 cents        9.7%

             Operating Revenue Per Available Seat Mile (a)                         10.75 cents        9.79 cents        9.8%

             Passenger Revenue Per Available Seat Mile (a)                          9.91 cents        8.81 cents       12.5%


             Operating Cost Per Available Seat Mile (a)                            12.15 cents       12.31 cents       -1.3%

             Operating Cost Per Available Seat Mile - excluding special items
             - see Note 1 (a)                                                      11.80 cents       10.91 cents        8.2%

             Operating Cost Per Available Seat Mile - excluding fuel expense
             and special items - see Note 1 (a)                                     9.12 cents        8.58 cents        6.3%

             Passenger Load Factor (a)                                             76.25%            74.39%             1.9 pts

             Breakeven Passenger Load Factor (a)                                   87.03%            95.71%            -8.7 pts

             Breakeven Passenger Load Factor  - excluding special items- see
             Note 1 (a)                                                            80.15%            83.88%            -3.7 pts

             Passengers Enplaned (thousands) (a)                                  25,531            29,230            -12.7%

             Fuel Gallons Consumed (millions)                                        500               624            -19.9%

             Average Price Per Fuel Gallon, net of hedging gains                   $1.86             $1.42             31.0%

             Number of Aircraft in Fleet, End of Period                              638               841            -24.1%

             Full-Time Equivalent Employees, End of Period                        53,735            66,500            -19.2%

MAINLINE:

             Revenue Passenger Miles (millions)                                   22,481            24,485             -8.2%

             Available Seat Miles (millions)                                      29,428            32,461             -9.3%

             Operating Cost Per Available Seat Mile                                11.12 cents       11.80 cents       -5.8%

             Operating Cost Per Available Seat Mile - excluding special
             items  - see Note 1                                                   10.71 cents       10.17 cents        5.3%

             Operating Costs Per Available Seat Mile - excluding fuel expense
             and special items - see Note 1                                         7.82 cents        7.90 cents       -1.0%

             Number of Aircraft in Fleet, End of Period                              469               535            -12.3%

             (a) Includes the operations under our contract carrier agreements with Chautauqua Airlines, Inc. and SkyWest Airlines, Inc. for all periods presented; and Atlantic Southeast Airlines, Inc., Freedom Airlines, Inc., and Shuttle America Corporation for the March 2006 quarter.

                              DELTA AIR LINES, INC.
                         DEBTOR AND DEBTOR-IN POSSESSION
                           SELECTED BALANCE SHEET DATA
                                  (IN MILLIONS)


                                                                            MARCH 31,            DECEMBER 31,
                                                                         --------------        --------------
                                                                              2006                  2005
                                                                         --------------        --------------
                                                                           (Unaudited)
Cash and cash equivalents(1)                                                $    2,429            $    2,008

Restricted cash, including noncurrent                                              991                   928

Total assets                                                                    20,558                20,039

Total debt and capital leases, including current maturities                      7,956                 7,743

Total liabilities subject to compromise                                         18,695                17,380

Total shareowners' deficit                                                     (11,663)               (9,895)

(1) Cash and cash equivalents as of March 31, 2006 includes $174 million which is set aside for payment of certain operational taxes and fees to various governmental authorities.

NOTE 1: THE FOLLOWING TABLES SHOW RECONCILIATION OF CERTAIN FINANCIAL MEASURES ADJUSTED FOR THE ITEMS SHOWN BELOW.


                                                                     THREE MONTHS ENDED                 ONE MONTH ENDED
                                                                         MARCH 31,                         MARCH 31,
                                                             ----------------------------------        -----------------
(in millions)                                                    2006                 2005                    2006
                                                             -------------         ------------        -----------------
NET LOSS                                                          ($2,069)             ($1,071)              ($1,560)

Items excluded:

Pension and related charges                                            --                  521                    --

Aircraft charges                                                       --                   10                    --

Accounting adjustments                                                310                   --                   310

Reorganization items, net                                           1,403                   --                 1,244

Deferred Tax reserve                                                   --                 (144)                   --
                                                             -------------         ------------             ---------
Total items excluded                                                                                           1,554
                                                                    1,713                  387
                                                             -------------         ------------             ---------
NET LOSS EXCLUDING REORGANIZATION AND SPECIAL ITEMS               ($  356)             ($  684)                  ($6)
                                                             =============         ============             =========


(in millions)
OPERATING REVENUES                                                 $3,719               $3,706
Items excluded:

Accounting adjustments                                                189                   --
                                                             -------------         ------------
Total items excluded
                                                                      189
                                                             -------------         ------------
OPERATING REVENUES EXCLUDING SPECIAL ITEMS                         $3,908               $3,706
                                                             =============         ============


PASSENGER UNIT REVENUES                                              9.91   cents         8.81  cents
Items excluded:
Accounting adjustments                                               0.24                   --
                                                             -------------         ------------
Total items excluded                                                 0.24                   --
                                                             -------------         ------------
PASSENGER UNIT REVENUES EXCLUDING SPECIAL ITEMS                     10.15  cents          8.81  cents
                                                             =============         ============


PASSENGER MILE YIELD                                                13.00  cents         11.85  cents
Items excluded:
Accounting adjustments                                               0.32                   --
                                                             -------------         ------------
Total items excluded                                                 0.32                   --
                                                             -------------         ------------
PASSENGER MILE YIELD EXCLUDING SPECIAL ITEMS                        13.32  cents         11.85  cents
                                                             =============         ============


(in millions)
OPERATING EXPENSES                                                 $4,204               $4,663
Items excluded:

Pension and related charges                                            --                 (521)

Accounting adjustments                                               (121)                  --

Aircraft charges                                                       --                  (10)
                                                             -------------         ------------
Total items excluded
                                                                     (121)                (531)
                                                             -------------         ------------
OPERATING EXPENSES EXCLUDING SPECIAL ITEMS                         $4,083               $4,132
                                                             =============         ============

                                                                               THREE MONTHS ENDED
                                                                                    MARCH 31,
                                                                          -------------------------------
                                                                              2006               2005
                                                                          ------------         ----------
(in millions)
MAINLINE OPERATING EXPENSES                                                   $3,273             $3,831
Items excluded:

Pension and related charges                                                       --              (521)

Accounting adjustments                                                          (121)               --

Aircraft charges                                                                 --                (10)
                                                                          -----------         ----------
Total items excluded
                                                                                (121)              (531)
                                                                          -----------         ----------
MAINLINE OPERATING EXPENSES EXCLUDING SPECIAL ITEMS                           $3,152             $3,300
                                                                          -----------         ----------

Fuel expense                                                                    (851)              (734)
                                                                          -----------         ----------
MAINLINE OPERATING EXPENSES EXCLUDING FUEL EXPENSE AND SPECIAL ITEMS          $2,301             $2,566
                                                                          ===========         ==========


UNIT COST                                                                      12.15  cents       12.31  cents
Items excluded:

Pension and related charges                                                       --              (1.37)


Accounting adjustments                                                         (0.35)                --

Aircraft charges                                                                  --              (0.03)
                                                                          -----------         ----------
Total items excluded                                                           (0.35)             (1.40)
                                                                          -----------         ----------

UNIT COST EXCLUDING SPECIAL ITEMS                                              11.80  cents       10.91  cents
                                                                          -----------         ----------

Fuel expense                                                                   (2.68)             (2.33)
                                                                          -----------         ----------
UNIT COST EXCLUDING FUEL EXPENSE AND SPECIAL ITEMS                              9.12  cents        8.58  cents
                                                                          ===========         ==========



MAINLINE UNIT COST                                                             11.12  cents       11.80  cents
Items excluded:

Pension and related charges                                                       --              (1.60)

Accounting adjustments                                                         (0.41)                --

Aircraft charges                                                                  --              (0.03)
                                                                          -----------         ----------

Total items excluded                                                           (0.41)             (1.63)
                                                                          -----------         ----------

MAINLINE UNIT COST EXCLUDING SPECIAL ITEMS                                     10.71  cents       10.17  cents
                                                                          -----------         ----------
Fuel expense
                                                                               (2.89)             (2.27)
                                                                          -----------         ----------
MAINLINE UNIT COST EXCLUDING FUEL EXPENSE AND SPECIAL ITEMS                     7.82  cents        7.90  cents
                                                                          ===========         ==========



BREAKEVEN PASSENGER LOAD FACTOR                                                87.03%             95.71%
Items excluded:

Pension and related charges                                                       --             (11.61)

Accounting adjustments                                                         (6.88)                --

Aircraft charges                                                                  --             (0.22)
                                                                          -----------         ----------
Total items excluded
                                                                               (6.88)            (11.83)
                                                                          -----------         ----------
BREAKEVEN PASSENGER LOAD FACTOR EXCLUDING SPECIAL ITEMS                        80.15%             83.88%
                                                                          ===========         ==========



                                                                               THREE
                                                                            MONTHS ENDED
CAPITAL EXPENDITURES                                                          MARCH 31,
(in millions)                                                                   2006
------------------------------------------------------------------------- -----------------
Cash used by investing activities - GAAP
      Flight equipment additions                                                       $63

      Ground property & equipment additions                                             29
                                                                          -----------------
Capital expenditures                                                                   $92
                                                                          =================

NOTE 2: MARCH 2006 QUARTER TRAFFIC, CAPACITY, LOAD FACTOR, YIELD AND UNIT REVENUE VS. MARCH 2005 QUARTER (EXCLUDING THE IMPACT OF REORGANIZATION AND SPECIAL ITEMS)

----------------------------------------------------------------------------------------------------------------------
                                                               Year-Over-Year Change
----------------------------------------------------------------------------------------------------------------------
                                 North America            Atlantic             Latin America            Pacific
----------------------------------------------------------------------------------------------------------------------
Traffic                             (10.1)%                 0.3%                   24.6%                 7.4%
----------------------------------------------------------------------------------------------------------------------
Capacity                            (13.6)%                 3.3%                   27.1%                 0.1%
----------------------------------------------------------------------------------------------------------------------
Load Factor                           3.0 pts               (2.2) pts              (1.5) pts             5.9 pts
----------------------------------------------------------------------------------------------------------------------
Yield                                15.0%                  4.6%                   3.8%                 (1.4)%
----------------------------------------------------------------------------------------------------------------------
Passenger Unit Revenue               19.7%                  1.5%                   1.7%                  5.8%
----------------------------------------------------------------------------------------------------------------------

NOTE 3: 2006 GUIDANCE

--------------------------------------------------------------------------------
                                      2Q 2006               Full Year 2006
--------------------------------------------------------------------------------
Capacity
     System                        Down 7 -- 9%               Down 6 - 8%
     Domestic                     Down 15 -- 17%            Down 13 -- 15%
     International                 Up 18 -- 20%              Up 18 -- 20%
--------------------------------------------------------------------------------

                                      # # #